UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

          (i) On February 9, 2005, the Compensation Committee of the Board of Trustees of our general partner (Brandywine Realty Trust) awarded an aggregate of 111,064 “restricted” Common Shares to Company employees (including an aggregate of 74,376 “restricted” Common Shares to our 10 executive officers). The form of award for the President and Chief Executive Officer of Brandywine Realty Trust is attached to this Current Report on Form 8-K as Exhibit 10.1 and the form of award for other recipients is attached to this Current Report on Form 8-K as Exhibit 10.2. The forms of the award agreement for the other recipients are identical (other than as to the recipient name and the number of shares covered by the agreement). The “restricted” Common Shares vest in five equal annual installments commencing on January 1, 2006, based on the recipient’s continued employment with the Company, subject to acceleration of vesting upon a change in control of the Company or the death or disability of the recipient (and, in the case of the President and Chief Executive Officer, should his employment be terminated without “cause” or should he resign for “good reason,” as such terms are defined in his employment agreement). During the period the “restricted” Common Shares have not vested, the applicable executive is entitled to vote the shares and to receive distributions paid on Common Shares. Vesting of the “restricted” Common Shares is not subject to performance-based conditions. The number of shares covered by awards to those executive officers of Brandywine Realty Trust who are “Named Executive Officers” is as follows:

Named Executive Officer	Number of Shares
Gerard H. Sweeney	34,917
Christopher P. Marr	10,475
Brad A. Molotsky	8,730
Anthony S. Rimikis	5,587
George D. Sowa	3,492

We have identified as a “Named Executive Officer” those executive officers that were identified as Named Executive Officers in the 2004 Proxy Statement of Brandywine Realty Trust and those that we expect to identify as Named Executive Officers in the 2005 Proxy Statement.

          (ii) On February 9, 2005, the Compensation Committee of the Board of Trustees of Brandywine Realty Trust approved the award of year-end bonuses to our executives, with the Named Executive Officers receiving the dollar amount of the award set beside his name. Unless an executive currently satisfies the share ownership requirement that he will be required to meet, as provided in the Corporate Governance Principles of Brandywine Realty Trust (and as summarized below), the executive must take at least twenty-five percent of his bonus in Common Shares (or Common Share equivalents under our executive deferred compensation plan) and may elect to take all or any portion of such bonus in excess of such minimum percentage in Common Shares (or Common Share equivalents). The per share price for such shares (or share equivalents) is equal to $28.64 (the closing price of our shares on the date of the award) for the twenty-five percent portion of the bonus that must be taken in equity and is equal to 85% of such closing price for any portion of the bonus in excess of such minimum percentage that the executive elects to take in equity. If an executive currently satisfies the share ownership level applicable to him, as provided in the Corporate Governance Principles, then the executive is not required to take any portion of the bonus in equity and is entitled to the above-referenced discount on any shares acquired with his bonus. Under the Corporate Governance Principles, officers are required to own, within five years of their election as an officer, but no earlier than May 2007, Common Shares (or Common Share equivalents under our executive deferred compensation plan) having a market value at least equal to the following multiples of their base salary: (i) six times for the President and Chief Executive Officer; (ii) four times for Senior Vice Presidents; and (iii) two times for Vice Presidents and other officers.

Named Executive Officer	Bonus Award
Gerard H. Sweeney	$900,000
Christopher P. Marr	$305,000
Brad A. Molotsky	$255,000
Anthony S. Rimikis	$150,000
George D. Sowa	$110,000

          (iii) On February 9, 2005, the Compensation Committee of the Board of Trustees of Brandywine Realty Trust approved amendments to the employment agreement of the President and Chief Executive Officer of Brandywine Realty Trust. A copy of the Amended and Restated Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3. The amendments effect the following changes: (i) the stated term of Mr. Sweeney’s employment is extended from May 7, 2005 to May 7, 2008, with the one-year automatic renewal feature in the existing agreement remaining unchanged; (ii) Mr. Sweeney’s annual base salary is increased from $325,000 to $350,000; (iii) Mr. Sweeney’s aggregate annual allowance for financial planning and other activities is increased from $57,000 to $70,000; and (iv) Mr. Sweeney’s annual long-term compensation is included, together with his base salary and annual bonus, in computing the amount of severance to which he would be entitled should his employment terminate in specified circumstances. The Compensation Committee also approved the 2005 salary and expense allowance for other executive officers, and the following table sets forth the 2005 base salaries for the Named Executive Officers (other than Mr. Sweeney):

Named Executive Officer	Base Salary
Christopher P. Marr	$290,000
Brad A. Molotsky	$250,000
Anthony S. Rimikis	$218,000
George D. Sowa	$206,000

The expense allowance for each of the Named Executive Officers for 2005 ranges from $19,700 to $14,700.

          (iv) On February 9, 2005, the Compensation Committee of the Board of Trustees of Brandywine Realty Trust approved entry into an agreement with each of our officers (19 persons), including each of our executive officers (other than the President and Chief Executive Officer). The agreements replace our prior severance agreements with our executives. Each agreement provides the applicable executive with an entitlement to severance in certain circumstances. Under the agreements, if the employment of an executive terminates within a specified period of time following the date that we undergo a “change in control” (as defined in the agreements) (such period being two years from the date of the change of control for the six Senior Vice Presidents and one year for each of the other officers entering into such agreements) then the executive will be entitled to a severance payment in an amount based on a multiple of his salary and annual and long-term bonus. In the case of the Senior Vice President and Chief Financial Officer and the Senior Vice President and General Counsel, the multiple is 2.25; in the case of the other Senior Vice Presidents, the multiple is 1.75; in the case of the Vice President and Chief Accounting Officer and the Vice President – Investments, the multiple is 1.50; and in the case of the other Vice Presidents, the multiple is 1.00. The agreements also provide for a comparable payment to or for the benefit of an executive (or his or her estate) who dies or becomes disabled while employed with us. The form of agreement for each of our executive officers is attached to this Current Report on Form 8-K as Exhibit 10.4.

          (v) In acting on executive compensation, the Compensation Committee, consistent with past practice, considered: (1) competitive pay practices, (2) job scope and responsibility and (3) the Company’s need to attract, retain and reward executive talent. The Compensation Committee retained an external compensation consulting firm that, among other things, benchmarked pay practices at peer companies and advised the Compensation Committee in establishing compensation guidelines. The 2004 bonus and “restricted” Common Share awards were determined based on the Company’s and each executive’s performance during 2004 as measured against a variety of performance measures. The performance measures included financial measures (such as shareholder return and funds from operation) and divisional and corporate objectives (including operational and investment objectives). In addition, the Compensation Committee evaluated executive leadership, taking into account the Company’s growth in assets, development activity and equity and debt financings in 2004.

Item 9.01.    Financial Statements and Exhibits.

     Exhibits

     10.1      Restricted Share Award to President and Chief Executive Officer of Brandywine Realty Trust.

     10.2      Form of Restricted Share Award to Executives other than President and Chief Executive Officer of Brandywine Realty Trust.

     10.3      Amended and Restated Employment Agreement of President and Chief Executive Officer of Brandywine Realty Trust.

     10.4      Form of Severance Agreement.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

Date: February 11, 2005		By:	/s/ Gerard H. Sweeney
President and Chief Executive Officer